Exhibit 99.1

Cambium Networks Announces Compliance with Minimum Bid Price Rule and Appointment of Interim Chief Financial Officer

HOFFMAN ESTATES, IL, December 18, 2025 – Cambium Networks Corporation (“Cambium Networks”, “Cambium” or the “Company”) (NASDAQ: CMBM), a leading global provider of networking solutions, announced today that on December 12, 2025, the Company received a partial compliance letter (“Partial Compliance Letter”) from the Nasdaq Hearings Panel (the “Hearings Panel”) confirming that the Company is in compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”), although it remains non-compliant with the Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). The Hearings Panel also confirmed that it will maintain jurisdiction over the Company until April 8, 2026.

However, per Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor through December 12, 2026. If, within that one-year monitoring period, the Nasdaq staff (the “Staff”) finds the Company again out of compliance with the Minimum Bid Price Rule, the Staff will issue a delist determination letter, at that time, leaving the Company with an opportunity to request a new hearing to address the delisting.

Appointment of Interim Chief Financial Officer

In addition, Cambium Networks announced today that it has appointed Mitchell Cohen, as Interim Chief Financial Officer and principal financial officer, effective immediately. As a result of the appointment of Mr. Cohen, John Waldron will immediately step down as acting chief financial officer and principal financial officer. Mr. Waldron will remain with the Company, serving as a senior financial advisor.

Mr. Cohen has extensive public company, private equity, and high-growth/startup financial organization leadership experience spanning various industries, with experience driving transformational financial performance, delivering increases in shareholder value, and leading complex corporate transactions, including acquisitions and divestitures, debt financing, restructuring, and liquidity management. He is adept at stepping into challenging environments to stabilize operations, restore confidence, and accelerate performance improvements. He has provided chief financial officer and consultant services to companies since 2018 and acted as interim chief financial officer to a variety of companies since 2022, serving in such capacity for Cerence, Redbox Entertainment, Blue Apron and Cytodyn. He holds a Bachelor of Arts, Accounting & Economics from Queens College.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences, and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We make connectivity that just works.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to statements relating to the Company’s ability to maintain compliance with the Nasdaq continued listing standards, as well as words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s

Exhibit 99.1

control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to return to and maintain compliance with Nasdaq continued listing standards and whether Nasdaq will grant the Company any relief from delisting. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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Contacts:
Investor Relations
Cambium Networks
investors@Cambiumnetworks.com